Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David I. McKay and Janice R. Fukakusa, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the United States Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of equity securities of Royal Bank of Canada (the “Bank”) to be offered and sold in connection with the proposed transaction with City National Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors or officer of the Bank, on one or more registration statements on Form F-4 under the Securities Act relating to such equity securities and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of such equity securities of the Bank, on any and all amendments, including post-effective amendments, to such registration statement and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

[Signature Page Follows]

SIGNATURE	CAPACITY	DATE

/s/ Kathleen P. Taylor Kathleen P. Taylor	Chair of the Board	February 24, 2015

/s/ W. Geoffrey Beattie W. Geoffrey Beattie	Director	February 24, 2015

/s/ Jacynthe Côté Jacynthe Côté	Director	February 24, 2015

/s/ Toos N. Daruvala Toos N. Daruvala	Director	February 24, 2015

/s/ David F. Denison David F. Denison	Director	February 24, 2015

/s/ Richard L. George Richard L. George	Director	February 24, 2015

/s/ Timothy J. Hearn Timothy J. Hearn	Director	February 24, 2015

/s/ Alice D. Laberge Alice D. Laberge	Director	February 24, 2015

SIGNATURE	CAPACITY	DATE

/s/ Michael H. McCain Michael H. McCain	Director	February 24, 2015

/s/ Heather Munroe-Blum Heather Munroe-Blum	Director	February 24, 2015

/s/ J. Pedro Reinhard J. Pedro Reinhard	Director	February 24, 2015

/s/ Thomas A. Renyi Thomas A. Renyi	Director	February 24, 2015

/s/ Edward Sonshine Edward Sonshine	Director	February 24, 2015

/s/ Bridget A. van Kralingen Bridget A. van Kralingen	Director	February 24, 2015

/s/ Victor L. Young Victor L. Young	Director	February 24, 2015